UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): May 28, 2008



                              DIGITAL FUEL, INC.
                              ------------------
               (Exact name of registrant as specified in its charter)


             Delaware               000-16534               45-0375367
             ---------------------------------------------------------
           (State or other        (Commission           (I.R.S. Employer
             jurisdiction          File Number)         Identification No.)
           of incorporation)





                  6601 E. Grant Road, Suite 101, Tucson, AZ 85715
                  -----------------------------------------------
                 (Address of principal executive offices)(Zip Code)


         Registrant's telephone number, including area code: (520) 886-5354

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

Effective May 12, 2008, the Registrant engaged the accounting firm of Gordon, Hughes & Banks, LLP as independent auditors for the Registrant. The Registrant has been searching for an auditor who is registered with the Public Company Accounting Oversight Board as required by Section 102 of the Sarbanes-Oxley Act of 2002. The decision to engage the accounting firm of Gordon, Hughes & Banks was approved by the Registrant's Board of Directors.

The Registrant has not consulted with Gordon, Hughes & Banks prior to their engagement regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that the new accountant concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DIGITAL FUEL, INC.


By: /s/Michael R. Farley
    Michael R. Farley
    Chief Executive Officer



Date: May 28, 2008